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                                                                    EXHIBIT 4.19

                  ____% CUMULATIVE CAPITAL SECURITY CERTIFICATE


         This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depositary") or a nominee of the Depositary. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement (as defined below) and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

         Unless this Capital Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("Depository Trust Company"), to CFB Capital ___ or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of Depository Trust Company (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of Depository Trust Company), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.


Certificate Number                                  Number of Capital Securities
C-001                                                             ______________

CUSIP NO. ______________


                    Certificate Evidencing Capital Securities
                                       of
                                 CFB Capital ___

                       ____% Cumulative Capital Securities
                  (liquidation amount $25 per Capital Security)


         CFB CAPITAL ___, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _________________________________
(_________) preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ___% Cumulative Capital Securities (liquidation amount $25 per Capital Security) (the "Capital

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Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________________ ___, 2002, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Capital Securities Guarantee Agreement entered into by Community First Bankshares, Inc., a Delaware corporation, and Wilmington Trust Company, as guarantee trustee, dated as of _________________ ___, 2002, as the same may be amended from time to time (the "Guaranty"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guaranty to the Holder without charge upon written request to the Trust at its principal place of business or registered office. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of __________________, 2002.

                                           CFB CAPITAL ___


                                           By___________________________
                                           Name: Mark A. Anderson
                                           Title: Administrative Trustee